Exhibit 99.1

Inphi Corporation Announces Third Quarter 2018 Results

Reports 12% quarter over quarter revenue growth

SANTA CLARA, Calif., Nov. 1, 2018 – Inphi Corporation (NYSE: IPHI), a leader in high-speed data movement interconnects, today announced financial results for its third quarter ended September 30, 2018.

GAAP Results

Revenue in the third quarter of 2018 was $78.0 million on a U.S. generally accepted accounting principles (GAAP) basis, down 8% year-over-year, compared with $84.5 million in the third quarter of 2017. The year over year decrease was due to lower demand for long haul and metro, ColorZ as well as Cortina legacy products. However, Data Center, including PAM and ColorZ product revenue grew substantially from the levels in the second quarter of 2018, resulting in a 12% sequential quarterly revenue growth.

Gross margin under GAAP in the third quarter of 2018 was 55.7%, compared with 49.8% in the third quarter of 2017.

GAAP loss from operations in the third quarter of 2018 was $16.0 million, or 20.6% of revenue, compared to GAAP loss from operations in the third quarter of 2017 of $52.5 million or 62.1% of revenue.

GAAP net loss for the third quarter of 2018 was $22.7 million, or ($0.52) per diluted common share, compared with GAAP net loss of $48.8 million, or ($1.15) per diluted common share in the third quarter of 2017. GAAP net loss for the second quarter of 2018 was $28.5 million, or ($0.65) per diluted common share.

Inphi reports revenue, gross margin, operating expenses, net income (loss), and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP revenue, gross margin, operating expenses, net income, earnings per share, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Non-GAAP Results

Gross margin on a non-GAAP basis in the third quarter of 2018 was 69.4%, compared with 71.4% in the third quarter of 2017. The slight decrease was largely due to change in product mix.

Non-GAAP income from operations in the third quarter of 2018 was $13.5 million, or 17.4% of revenue, compared with $17.3 million, or 20.5% of revenue in the third quarter of 2017.

Non-GAAP net income in the third quarter of 2018 was $13.7 million, or $0.30 per diluted common share. This compares with non-GAAP net income of $15.8 million, or $0.36 per diluted common share in the third quarter of 2017. Non-GAAP net income in the second quarter of 2018 was $6.6 million, or $0.15 per diluted common share.

“We are pleased to report another strong quarter of 12% sequential growth in revenue and 100% sequential growth in non-GAAP earnings per share in Q3,” said Dr. Ford Tamer, President and CEO of Inphi Corporation. “We continue to gain share in our 64Gbaud TIAs, drivers, coherent DSPs, next-generation data center interconnects, and DSP-based PAM platforms for connections inside the data center. Additionally, our business is growing with cloud customers – in fact the majority of our revenue in Q3 is now coming from the data center market which is currently driven by North American customers. We expect our recent product introductions, strong customer relationships and design win pipeline will continue to drive revenue growth for the company in Q4, and in the years ahead.”

Nine Months 2018 Results

Revenue in the nine months ended September 30, 2018 was $208.0 million, compared with $262.5 million in the nine months ended September 30, 2017. GAAP net loss in the nine months ended September 30, 2018 was $74.1 million, or ($1.70) per diluted share, on approximately 43.5 million diluted weighted average common shares outstanding. This compares with GAAP net loss of $75.0 million, or ($1.78) per diluted share, on approximately 42.0 million diluted weighted average common shares outstanding in the nine months ended September 30, 2017.

Non-GAAP net income in the nine months ended September 30, 2018 was $18.3 million, or $0.41 per diluted weighted average common share outstanding, on approximately 44.8 million diluted weighted average common shares outstanding. This compares with non-GAAP net income of $50.9 million in the nine months ended September 30, 2017, or $1.15 per diluted weighted average common share outstanding, on approximately 44.3 million diluted weighted average common shares outstanding.

Business Outlook

The following statements are based on the Company’s current expectations for the fourth quarter of 2018. These statements are forward-looking and actual results may differ materially. A reconciliation between the GAAP and Non-GAAP outlook is included at the end of this press release.

●	Revenue in Q4 2018 is expected to be in a range of $84.3 million to $88.3 million. The midpoint being $86.3 million.
●	GAAP gross margin is expected to be approximately 57.2% to 58.8%.
●	Non-GAAP gross margin is expected to be approximately 69.5% to 70.5%.
●	Stock-based compensation expense is expected to be in the range of $16.65 million to $16.85 million.
●

GAAP results are expected to be a net loss in a range between a net loss of $15.7 million to $16.4 million, or a loss of $0.36 – $0.37 per basic share, based on 44.25 million estimated weighted average basic shares outstanding.

●

Non-GAAP net income, excluding stock-based compensation expense, amortization of intangibles related to acquisitions and noncash interest on convertible debt, is expected to be in the range of $18.6 million to $19.5 million, or $0.41-$0.43 per diluted share, based on 45.7 million estimated diluted shares outstanding.

Quarterly Conference Call Today

Inphi plans to hold a conference call today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time with Ford Tamer, president and chief executive officer, and John Edmunds, chief financial officer, to discuss the third quarter 2018 results.

The call can be accessed by dialing 765-507-2591, participant passcode: 4362537. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at https://www.inphi.com/investors/ for up to 30 days after the call.

About Inphi

Inphi Corporation is a leader in high-speed data movement. We move big data - fast, throughout the globe, between data centers, and inside data centers. Inphi's expertise in signal integrity results in reliable data delivery, at high speeds, over a variety of distances. As data volumes ramp exponentially due to video streaming, social media, cloud-based services, and wireless infrastructure, the need for speed has never been greater. That's where we come in. Customers rely on Inphi's solutions to develop and build out the Service Provider and Cloud infrastructures, and data centers of tomorrow. To learn more about Inphi, visit www.inphi.com.

# # #

Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the third quarter of 2018 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, continue, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: the Company’s business outlook and current expectations for 2018, including with respect to the fourth quarter of 2018, revenue, gross margin, stock-based compensation expense, operating performance, net income or loss, and earnings per share; the Company’s expectations regarding growth opportunities and increase in market share, increasing demand in Q4, growth inside data centers, success of new product introductions, customer relationships and design wins, and slow demand in the metro and long haul markets and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in government regulation, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2017, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

Investor Contact:

Deborah Stapleton

650-815-1239

deb@stapleton.com

INPHI CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$78,009	$84,511	$207,959	$262,518
Cost of revenue	34,547	42,440	92,340	119,099

Gross margin	43,462	42,071	115,619	143,419

Operating expenses:
Research and development	41,558	78,849	127,300	158,574
Sales and marketing	10,819	10,100	32,472	31,580
General and administrative	7,134	5,584	21,767	18,177

Total operating expenses	59,511	94,533	181,539	208,331

Loss from operations	(16,049)	(52,462)	(65,920)	(64,912)

Interest expense, net of other income	(6,819)	(6,486)	(16,606)	(19,453)

Loss from operations before income taxes	(22,868)	(58,948)	(82,526)	(84,365)
Benefit for income taxes	(203)	(10,182)	(8,406)	(9,359)

Net loss	$(22,665)	$(48,766)	$(74,120)	$(75,006)

Earnings per share:
Basic	$(0.52)	$(1.15)	$(1.70)	$(1.78)
Diluted	$(0.52)	$(1.15)	$(1.70)	$(1.78)

Weighted-average shares used in computing earnings per share:
Basic	43,934,598	42,350,313	43,535,033	42,022,272
Diluted	43,934,598	42,350,313	43,535,033	42,022,272

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands of dollars)		(in thousands of dollars)
	(Unaudited)		(Unaudited)
Cost of revenue	$636	$556	$1,810	$1,654
Research and development	9,614	7,770	27,853	20,959
Sales and marketing	3,702	2,247	10,185	6,048
General and administrative	2,788	1,320	7,661	3,707

	$16,740	$11,893	$47,509	$32,368

INPHI CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)
(Unaudited)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$172,420	$163,450
Short-term investments in marketable securities	222,561	241,737
Accounts receivable, net	48,440	67,993
Inventories	34,124	31,721
Prepaid expenses and other current assets	8,402	12,208
Total current assets	485,947	517,109

Property and equipment, net	67,469	60,344
Goodwill	104,502	104,502
Identifiable intangible assets	196,533	222,933
Other noncurrent assets	30,929	12,618
Total assets	$885,380	$917,506

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$14,257	$14,721
Accrued expenses and other current liabilities	38,165	45,326

Total current liabilities	52,422	60,047

Convertible debt	440,997	421,431
Other liabilities	14,694	24,627
Total liabilities	508,113	506,105

Stockholders’ equity:
Common stock	44	43
Additional paid-in capital	524,915	484,934
Accumulated deficit	(148,265)	(74,145)
Accumulated other comprehensive income	573	569
Total stockholders’ equity	377,267	411,401

Total liabilities and stockholders’ equity	$885,380	$917,506

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands of dollars, except share and per share amounts)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, legal, transition costs and other expenses, purchase price fair value adjustments related to acquisitions, impairment of certain intangibles, restructuring expenses, non-cash interest expense related to convertible debt, unrealized gain or loss on equity investments, loss on claim settlement and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, income from operations, net income and earnings per share, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017		2018		2017
GAAP gross margin to Non-GAAP gross margin
GAAP gross margin	$43,462		$42,071		$115,619		$143,419
Adjustments to GAAP gross margin:
Stock-based compensation	636	(a)	556	(a)	1,810	(a)	1,654	(a)
Acquisition related expenses	-		20	(b)	3	(b)	123	(b)
Amortization of inventory step-up	302	(c)	294	(c)	1,166	(c)	9,304	(c)
Amortization of intangibles	9,724	(d)	7,250	(d)	23,122	(d)	21,750	(d)
Depreciation on step-up values of fixed assets	(10)	(e)	(19)	(e)	(36)	(e)	12	(e)
Impairment of certain developed technology	-		10,174	(f)	-		10,174	(f)
Restructuring expenses	-		-		106	(g)	-
Non-GAAP gross margin	$54,114		$60,346		$141,790		$186,436

GAAP operating expenses to Non-GAAP operating expenses
GAAP research and development	$41,558		$78,849		$127,300		$158,574
Adjustments to GAAP research and development:
Stock-based compensation	(9,614)	(a)	(7,770)	(a)	(27,853)	(a)	(20,959)	(a)
Acquisition related expenses	-		(384)	(b)	(607)	(b)	(1,472)	(b)
Depreciation on step-up values of fixed assets	(120)	(e)	(247)	(e)	(293)	(e)	(551)	(e)
Impairment of in-process research and development	-		(36,840)	(f)	-		(36,840)	(f)
Restructuring expenses	-		-		(885)	(g)	-
Non-GAAP research and development	$31,824		$33,608		$97,662		$98,752

GAAP sales and marketing	$10,819		$10,100		$32,472		$31,580
Adjustments to GAAP sales and marketing:
Stock-based compensation	(3,702)	(a)	(2,247)	(a)	(10,185)	(a)	(6,048)	(a)
Acquisition related expenses	-		(179)	(b)	(259)	(b)	(593)	(b)
Amortization of intangibles	(2,432)	(d)	(2,431)	(d)	(7,295)	(d)	(7,293)	(d)
Depreciation on step-up values of fixed assets	(19)	(e)	(19)	(e)	(60)	(e)	(75)	(e)
Restructuring expenses	-		-		(367)	(g)	-
Non-GAAP sales and marketing	$4,666		$5,224		$14,306		$17,571

GAAP general and administrative	$7,134		$5,584		$21,767		$18,177
Adjustments to GAAP general and administrative:
Stock-based compensation	(2,788)	(a)	(1,320)	(a)	(7,661)	(a)	(3,707)	(a)
Acquisition related expenses	-		(3)	(b)	(6)	(b)	(753)	(b)
Amortization of intangibles	(116)	(d)	(116)	(d)	(348)	(d)	(348)	(d)
Depreciation on step-up values of fixed assets	(16)	(e)	81	(e)	(50)	(e)	212	(e)
Restructuring expenses	-		-		(133)	(g)	-
Loss on claim settlement from ClariPhy acquisition	(125)	(h)	-		(2,250)	(h)	-
Non-GAAP general and administrative	$4,089		$4,226		$11,319		$13,581

Non-GAAP total operating expenses	$40,579		$43,058		$123,287		$129,904

Non-GAAP income from operations	$13,535		$17,288		$18,503		$56,532

GAAP net loss to Non-GAAP net income
GAAP net loss	$(22,665)		$(48,766)		$(74,120)		$(75,006)
Adjusting items to GAAP net loss:
Operating expenses related to stock-based compensation expense	16,740	(a)	11,893	(a)	47,509	(a)	32,368	(a)
Acquisition related expenses	-		586	(b)	875	(b)	2,941	(b)
Amortization of inventory fair value step-up	302	(c)	294	(c)	1,166	(c)	9,304	(c)
Amortization of intangibles related to purchase price	12,272	(d)	9,797	(d)	30,765	(d)	29,391	(d)
Depreciation on step-up values of fixed assets	145	(e)	166	(e)	367	(e)	426	(e)
Impairment of certain intangibles from ClariPhy acquisition	-		47,014	(f)	-		47,014	(f)
Restructuring expenses	-		-		1,491	(g)	-
Loss on claim settlement from ClariPhy acquisition	125	(h)	-		2,250	(h)	-
Loss on retirement of certain property and equipment from acquisitions	66	(i)	-		66	(i)	77	(i)
Unrealized loss (gain) on equity investment	482	(j)	-		(2,374)	(j)	-
Accretion and amortization expense on convertible debt	6,713	(k)	6,250	(k)	19,566	(k)	18,218	(k)
Valuation allowance and tax effect of the adjustments above from
GAAP to non-GAAP	(494)	(l)	(11,480)	(l)	(9,281)	(l)	(13,800)	(l)
Non-GAAP net income	$13,686		$15,754		$18,280		$50,933

Shares used in computing non-GAAP basic earnings per share	43,934,598		42,350,313		43,535,033		42,022,272

Shares used in computing non-GAAP diluted earnings per share before offsetting shares from call option	45,210,493		44,016,382		44,808,725		44,587,466
Offsetting shares from call option	-		-		-		268,389
Shares used in computing non-GAAP diluted earnings per share	45,210,493		44,016,382		44,808,725		44,319,077

Non-GAAP earnings per share:
Basic	$0.31		$0.37		$0.42		$1.21
Diluted	$0.30		$0.36		$0.41		$1.15

GAAP gross margin as a % of revenue	55.7%		49.8%		55.6%		54.6%
Stock-based compensation	0.8%		0.7%		0.9%		0.6%
Amortization of inventory fair value step-up and intangibles	12.9%		20.9%		11.7%		15.8%
Non-GAAP gross margin as a % of revenue	69.4%		71.4%		68.2%		71.0%

(a)

Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(b)

Reflects the legal, transition costs and other expenses related to acquisition. The transition costs also include short-term cash retention bonus payments to ClariPhy employees that were part of the purchase agreement when the Company acquired ClariPhy. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the cost of goods sold fair value amortization of inventory step-up related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the fair value amortization of intangibles related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(e)

Reflects the fair value depreciation of fixed assets related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(f)

Reflects the impairment of in-process research and development and developed technology from the ClariPhy acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(g)

Reflects restructuring expenses incurred. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(h)

Reflects the loss on settlement of certain customer claims from the ClariPhy acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(i)

Reflects the loss on disposal of certain property and equipment from the acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(j)

Reflects the unrealized gain or loss on equity investments. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(k)

Reflects the accretion and amortization expense on convertible debt. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(l)

Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES -FOURTH QUARTER 2018 GUIDANCE
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ending December 31, 2018
	High	Low
Estimated GAAP net loss	$(15,730)	$(16,450)
Adjusting items to estimated GAAP net loss:
Operating expenses related to stock-based compensation expense	16,850	16,650
Amortization of intangibles	12,250	12,250
Amortization of convertible debt interest cost	6,700	6,700
Tax effect of GAAP to non-GAAP adjustments	(600)	(600)
Estimated non-GAAP net income	$19,470	$18,550

Shares used in computing estimated non-GAAP diluted earnings per share	45,650,000	45,650,000

Estimated non-GAAP diluted earnings per share	$0.43	$0.41

Revenue	$88,300	$84,300

GAAP gross margin	$51,900	$48,240
as a % of revenue	58.8%	57.2%
Adjusting items to estimated GAAP gross margin:
Stock-based compensation	650	650
Amortization of intangibles	9,700	9,700
Estimated non-GAAP gross margin	$62,250	$58,590
as a % of revenue	70.5%	69.5%